APPENDIX A
                                       TO
                      THE ADMINISTRATIVE AGENCY AGREEMENT
                                    BETWEEN
                  FIRST TRUST EXCHANGE-TRADED ALPHADEX FUND II
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of April 17, 2018


           The following is a list of Funds/Portfolios for which the
       Administrator shall serve under a Administrative Agency Agreement dated as of 4/08/2011 "the Agreement":

               FIRST TRUST DEVELOPED MARKETS EX-US AlphaDEX FUND
                   FIRST TRUST EMERGING MARKETS AlphaDEX FUND
                FIRST TRUST ASIA PACIFIC EX-JAPAN AlphaDEX FUND
                        FIRST TRUST EUROPE AlphaDEX FUND
                    FIRST TRUST LATIN AMERICA AlphaDEX FUND
                        FIRST TRUST BRAZIL AlphaDEX FUND
                        FIRST TRUST CHINA AlphaDEX FUND
                        FIRST TRUST JAPAN AlphaDEX FUND
                     FIRST TRUST SOUTH KOREA AlphaDEX FUND
                       FIRST TRUST GERMANY AlphaDEX FUND
                        FIRST TRUST CANADA AlphaDEX FUND
                      FIRST TRUST AUSTRALIA AlphaDEX FUND
                    FIRST TRUST UNITED KINGDOM AlphaDEX FUND
                      FIRST TRUST HONG KONG AlphaDEX FUND
                     FIRST TRUST SWITZERLAND AlphaDEX FUND
          FIRST TRUST DEVELOPED MARKETS EX-US SMALL CAP AlphaDEX FUND
              FIRST TRUST EMERGING MARKETS SMALL CAP AlphaDEX FUND
                        FIRST TRUST EUROZONE AlphaDEX ETF
                  FIRST TRUST INDIA NIFTY 50 EQUAL WEIGHT ETF

        IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED AlphaDEX FUND II

BY: /s/ Donald P. Swade
    ---------------------------------

NAME: Donald P. Swade
      -------------------------------

TITLE: Treasurer, Chief Financial
       Officer and Chief Accounting
       Officer
       ------------------------------